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Exhibit 15.3

June 13, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Commission File Number: 333-121620 – Harvest Operations Corp.

We were previously auditors for Harvest Operations Corp. and, under the date of June 14, 2012, we reported on the consolidated financial position of Harvest Operations Corp. as at December 31, 2010 and January 1, 2010, the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2010. We have read the statements included under Item 16F of Harvest Operations Corp.’s Form 20-F/A dated June 13, 2013 and we agree with such statements related to KPMG LLP.

Yours very truly,

Chartered Accountants

Calgary, Canada
June 13, 2013

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.

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